EXHIBIT 99.1

GEE Group 3rd Qtr. Revenue up 91% to $22 million; EBITDA $1.5 million

Naperville, IL, August 15, 2016 / MarketWired / – GEE Group Inc. (NYSE MKT: JOB) ("the Company" or "GEE Group"), a provider of professional staffing services and solutions, today announced results for the Third Quarter ended June 30, 2016.

2016 Third Quarter Highlights

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Revenue increased by approximately $10.5 million for the fiscal 2016 Third Quarter to approximately $22 million up 91% over the comparable prior fiscal year quarter revenue of approximately $11.5 million. Contract staffing services contributed approximately $20.3 million or 92% of revenue and direct placement services contributed approximately $1.7 million or 8% of revenue. This compares to contract staffing services of approximately $9.5 million or 83% of revenue and direct placement services of approximately $1.9 million or 17% of revenue respectively for the same quarter of fiscal 2015.

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Revenue from combined professional contract and professional direct placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties was approximately $16.6 million and represents 76% of total revenue for the 2016 fiscal Third Quarter compared to approximately $4.6 million or 40% of total revenue for the Third Quarter of fiscal 2015. The Company's strategic plan to focus on the higher margin professional staffing and solutions services sectors through organic growth and acquisitions is attributable to the change in the revenue mix.

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Overall combined gross margin for the fiscal Third Quarter ended June 30, 2016 (including direct placement services which is recorded at 100% gross margin) was approximately 28.5% compared to approximately 31.9% for the fiscal Third Quarter ended June 30, 2015. The change in overall gross margin is primarily due to less direct hire revenue in the fiscal 2016 Third Quarter compared to the comparable prior fiscal year quarter, increased professional contract staffing revenue from acquired companies and increased revenue from vendor management systems (VMS) and Managed Service Providers (MSP) customers which typically are higher volume, lower delivery cost and lower margin accounts.

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Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2016 fiscal Third Quarter was approximately 24% compared to approximately 29% of revenue for the 2015 fiscal Third Quarter; a decline of approximately 5 percentage points.

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Adjusted income from operations (a non-GAAP financial measure) for the 2016 fiscal Third Quarter was approximately $753,000 and income from operations was approximately $522,000 compared to adjusted income from operations of approximately $253,000 and income from operations of approximately $207,000 for the comparable fiscal 2015 prior year quarter.

•	Net income for the fiscal Third Quarter ended June 30, 2016 was approximately $528,000 compared to approximately $118,000 for the fiscal Third Quarter ended June 30, 2015.

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Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expense, acquisition, merger & integration expenses, change in derivative liability and change in contingent consideration (adjusted EBITDA, a non-GAAP financial measure) for the fiscal Third Quarter ended June 30, 2016 was approximately $1.3 million and earnings before interest, taxes, depreciation, and amortization ( EBITDA, a non-GAAP financial measure) was approximately $1.5 million vs. adjusted EBITDA of approximately $423,000 and EBITDA of approximately $421,000 for the comparable prior year fiscal Third Quarter.

Shareholders' equity as of June 30, 2016 was approximately $23 million, up from approximately $12 million as of June 30, 2015.

The aforementioned 2016 Third Quarter Highlights and Financial Information should be read in conjunction with all of the financial and other information included in GEE Group 's Quarterly Reports on Form 10Q, Current Reports on Forms 8K & 8K/A, Information Statements on Schedules 14A & 14C, and Annual Reports on Form 10K filed with the SEC for the fiscal years 2014, 2015, and 2016, the discussion of financial results in this press release, and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for financial measures provided by GAAP. Financial information provided in this press release consists of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

2016 Third Quarter Financial Results: Discussion

The Company reported consolidated revenue of approximately $22 million for the fiscal Third Quarter ended June 30, 2016, up approximately $10.5 million as compared to revenue of approximately $11.5 million for the fiscal Third Quarter ended June 30, 2015. Contract staffing services contributed approximately $20.3 million or 92% of consolidated revenue and direct placement services contributed approximately $1.7 million or 8% of consolidated revenue for the 2016 fiscal Third Quarter versus approximately $9.5 million or 83% of consolidated revenue and approximately $1.9 million or 17% of consolidated revenue respectively for the 2015 fiscal Third Quarter. The net increase in contract staffing services revenue of approximately $10.8 million for the fiscal Third Quarter ended June 30, 2016 over the comparable prior year fiscal Third Quarter was primarily due to an increase of approximately $12.3 million in professional contract staffing services revenue including significant contributions strategic acquisitions offset by a reduction in industrial contract staffing services revenue of approximately $1.5 million. The professional contract services revenue for the quarter includes staffing and solutions in the information technology, engineering, healthcare and finance and accounting specialties. GEE Group's strategic plan contemplates both internal and acquisition growth in the aforementioned higher margin and more profitable professional services sectors of staffing. Industrial contract services revenue for the fiscal 2016 Third Quarter was approximately $5.4 million compared to approximately $6.9 million for the fiscal 2015 Third Quarter. The decrease in revenue of approximately $1.5 million was attributed to the loss of a high volume lower margin customer in addition to the Company's focus on improved profitability and movement away from lower margin and less profitable staffing business.

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GEE Group 's overall contract staffing services gross profit margin including direct placement services (recorded at 100% gross margin) for the fiscal Third Quarter ended June 30, 2016 was approximately 28.5% versus approximately 31.9% for the fiscal Third Quarter ended June 30, 2015. Professional contract staffing services gross margin (excluding direct placement services) was approximately 26.1% for the 2016 fiscal Third Quarter compared to approximately 34.3% for the 2015 fiscal Third Quarter. The change in professional contract staffing services gross margin was primarily due to increased revenue, specialty revenue mix composition (information technology, engineering, healthcare and finance and accounting) and the gross margin differential from revenue contributed by the Paladin acquisition much of which is derived primarily from managed service provider (MSP) and vendor management systems (VMS) contracts and, to a much lesser extent the Agile and Access Data acquisitions which may have a lower gross margin percentage but significantly higher bill rates and a higher dollar gross profit spread (the difference between the bill rates and pay rates), which contributed to greater profitability in professional contract staffing services for the 2016 fiscal Third Quarter versus the 2015 fiscal Third Quarter. On a comparable basis to the prior year fiscal Third Quarter, gross margins for the 2016 fiscal Third Quarter from all of the acquired companies generally improved as did average bill rates and gross spread. The Company's commercial (industrial) staffing services gross margin for the 2016 fiscal Third Quarter was approximately 13.1% versus approximately 12.1% for the 2015 fiscal Third Quarter primarily due to elimination of lower margin business and improved bill rates.

The Company's selling, general and administrative expenses (SG&A) for the fiscal Third Quarter ended June 30, 2016 declined as a percentage of revenue and was approximately 24% of revenue compared to approximately 29% of revenue for the fiscal Third Quarter ended June 30, 2015. The Company's increase in revenue for the 2016 fiscal Third Quarter, elimination of duplicative costs and expense controls previously implemented contributed to the economies of scale. SG&A increased by approximately $1.9 million to approximately $5.2 million for the 2016 fiscal Third Quarter compared to approximately $3.3 million for the fiscal Third Quarter ended June 30, 2015. The increase in SG&A in the 2016 fiscal Third Quarter was primarily related to the inclusion of selling, general and administrative expenses of the acquired companies that were not a part of the Company's consolidated group in the comparable prior year quarter of fiscal 2015.

GEE Group 's earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP financial measure)) for the fiscal 2016 Third Quarter was approximately $1.5 million compared to approximately $421,000 for the prior year fiscal 2015 Third Quarter. Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expense, acquisition, integration and restructuring expenses, loss on change in derivative liability and change in contingent consideration (adjusted EBITDA, a non-GAAP financial measure) was approximately $1.3 million for the fiscal Third Quarter ended June 30, 2016 compared to adjusted EBITDA of approximately $423,000 for the fiscal Third Quarter ended June 30, 2015.

GEE Group recorded GAAP income from operations of approximately $522,000 for the fiscal Third Quarter ended June 30, 2016 compared to a GAAP income from operations of approximately $207,000 for the fiscal Third Quarter ended June 30, 2015. After eliminating the noncash stock and stock option expenses and the acquisition, integration and restructuring expenses included in the GAAP income from operations, non-GAAP adjusted income from operations (a non-GAAP financial measure) was approximately $753,000 for the 2016 fiscal Third Quarter and approximately $253,000 for the 2015 fiscal Third Quarter. GAAP net income for the fiscal Third Quarter ended June 30, 2016 was approximately $528,000 compared to GAAP net income for fiscal Third Quarter ended June 30, 2015 of approximately $118,000.

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The Company uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these financial measures are also used by investors. These non-GAAP financial measures are not a substitute for, nor are they superior to the financial measures provided by GAAP, and all measures and disclosures of financial information pursuant to GAAP as reflected in Form 10Q and 10-K for the respective periods should be read together with the information provided herein to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss), non-GAAP adjusted operating income (loss) to GAAP operating income (loss), non-GAAP adjusted net income (net loss) to GAAP net income (net loss) and all pro-forma financial information referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented "increasing revenue by 91% to approximately $22 million this fiscal Third Quarter compared to the comparable 2015 fiscal Third Quarter and achieving EBITDA of approximately $1.5 million and net income of approximately $528,000 validates the Company's focus on the higher margin and more profitable segments of professional staffing services. In particular, information technology staffing and solutions contributed significantly to GEE Group's revenue and profitability. Coupled with organic growth, we have identified select companies from our extensive pipeline of companies and anticipate completing meaningful strategic acquisitions in the near term using optimal financing that enhance our service delivery capability, expand our geographic footprint, broaden our higher margin solutions service offerings in the information technology, engineering, healthcare and accounting specialty sectors. The acquisitions completed to date have significantly enhanced profitability and as we continue to successfully integrate many functions of the acquired companies we expect to realize additional synergies that will positively impact the bottom line."

Mr. Dewan added, "We still see strong demand for our higher end specialty staffing services and solutions. The low white collar unemployment rate and scarcity of qualified available candidates has created a tight labor market that we expect to continue in the near term, particularly for highly skilled professionals. These factors coupled with other secular drivers regarding employment will continue to drive the increased use of a flexible on demand work force."

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Use of Non-GAAP Financial Measures and Pro Forma Financial Information

To supplement the Company's consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including adjusted non-GAAP income or loss from operations, adjusted non-GAAP net income or net loss, non-GAAP EBITDA and non-GAAP adjusted EBITDA and pro forma financial information because management uses these supplemental non-GAAP financial measures and pro forma financial information to evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company's ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company's performance. Non-GAAP adjusted income or loss from operations is defined as GAAP income or loss from operations adjusted for noncash stock compensation and stock option expenses and acquisition, integration and restructuring costs. Non-GAAP adjusted net income or net loss is defined by GEE Group as GAAP net income or net loss excluding non-cash, non-operating changes in value of derivative liability and loss on debt extinguishment related to the conversion option on its convertible debt, noncash stock compensation and stock option expense, acquisition, integration and restructuring costs, and the change in contingent consideration. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are defined by the Company as net income or net loss from continuing operations before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash gain or loss from changes in the value of the derivative liability related to the conversion option on its convertible debt, gain or loss from extinguishment of debt related to the convertible note payable, plus non-cash stock option and stock-based compensation, acquisition, integration and restructuring costs, and the change in contingent consideration. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company's measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company's financial statements prepared in accordance with GAAP included in GEE Group 's Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliations of non-GAAP adjusted income or loss from operations to GAAP income or loss from operations, non-GAAP adjusted net income or net loss to GAAP net income or net loss, GAAP net income or net loss to non-GAAP EBITDA and non-GAAP adjusted EBITDA are attached hereto.

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Reconciliation of Non-GAAP EBITDA & Non-GAAP Adjusted EBITDA to

GAAP Net Income (Net Loss)

Quarter Ended June 30,

(In thousands)

	2016	2015
Net income (net loss), GAAP	$528	$118
Interest expense, net	418	133
Taxes	1	-
Depreciation and amortization	518	170
EBITDA	1,465	421
Gain on derivative liability and loss on debt ext.	-	(44)
Acquisition, integration and restructuring exp.	29	-
Change in contingent consideration	(425)	-
Stock compensation and stock option exp.	202	46
Non-GAAP adjusted EBITDA	$1,271	$423

Reconciliation of Non-GAAP Adjusted Income (Loss) from

Operations

Quarter Ended June 30,

(In thousands)

	2016	2015
Income (loss) from operations, GAAP	$522	$207
Stock compensation & stock option expense	202	46
Acquisition, integration & restructuring	29	-
Non-GAAP adjusted income (loss) from operations	$753	$253

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About GEE Group Inc.

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain or are prefaced by words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site athttp://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact: GEE Group Inc.
Andrew J. Norstrud 813.803.8275
invest@genp.com

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